UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2008, Standard Pacific Corp. (the “Company”) entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) with the guarantors named therein and the Bank of New York Trust Company, N.A., which Fourth Supplemental Indenture supplements and amends the Company’s senior subordinated indenture dated April 10, 2002 (the “Original Indenture”), as supplemented by a first supplemental indenture dated April 10, 2002, a second supplemental indenture dated February 22, 2006 and a third supplemental indenture dated September 24, 2007 (the Original Indenture, as supplemented and amended, the “Indenture”).

The Fourth Supplemental Indenture amends certain provisions of the Indenture, to the extent that the Indenture relates to and governs the terms of the Company’s 9 1/4% senior subordinated notes due 2012 (the “Notes”). Such provisions were amended to be consistent with the analogous, less restrictive provisions in the Company’s fourth supplemental indenture to its senior indenture pursuant to which the Company’s 7 3/4% senior notes due 2013 were issued (the “Senior Supplemental Indenture”).

In particular, the bank credit facilities basket set forth in Section 6.02(i) of the Third Supplemental Indenture was increased from $450 million to $550 million and the limitations on restricted payments set forth in Section 6.04 of the Third Supplemental Indenture were amended to be consistent with the Senior Supplemental Indenture. In addition, the definitions of “Consolidated Tangible Net Worth” and “Restricted Investment” contained in the Third Supplemental Indenture were amended to be consistent with the analogous definitions in the Senior Supplemental Indenture.

As required by the Indenture in order to effect the amendment, the Company obtained the written consent of the holders of at least a majority in principal amount of the outstanding Notes. Such consent was provided on May 22, 2008.

The description of the Fourth Supplemental Indenture is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Fourth Supplemental Indenture relating to the Company’s 9 1/4% senior subordinated notes due 2012, dated June 26, 2008, by and among the Company, the guarantors named therein and the Bank of New York Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008

STANDARD PACIFIC CORP.

By:	/S/ ANDREW H. PARNES
Andrew H. Parnes Executive Vice President—Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Fourth Supplemental Indenture relating to the Company’s 9 1/4% senior subordinated notes due 2012, dated June 26, 2008, by and among the Company, the guarantors named therein and the Bank of New York Trust Company, N.A., as trustee.

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